Exhibit 23.4

LEONARD W. BURNINGHAM

ATTORNEY AT LAW

455 EAST 500 SOUTH, SUITE 205

SALT LAKE CITY, UTAH 84111

TELEPHONE: (801) 363-7411

FACSIMILE: (801) 355-7126

December 13, 2004

Source Energy Corporation

3040 Granite Meadow Lane

Sandy, UT 84092

Re:	Opinion letter dated December 14, 2004, regarding shares of common stock of Source Energy Corporation, a Utah corporation (the “Company”)

Ladies and Gentlemen:

I hereby consent to being named in the Prospectus included in the Company’s Registration Statement on Form S-4 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

Sincerely yours,

/s/ Leonard W. Burningham

Leonard W. Burningham